As filed with the Securities and Exchange Commission on July 8, 2024.

No. 333-272402

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 8

TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AIRO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6770	92-3328419
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

515 Madison Avenue, 8th Floor – Suite 8078

New York, New York 10022

(646) 908-2659
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Surendra Ajjarapu
President
515 Madison Avenue, 8th Floor – Suite 8078

New York, New York 10022

(646) 908-2659
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Kate L. Bechen Robin Lehninger Dykema Gossett PLLC 111 E. Kilbourn Ave., Suite 1050 Milwaukee, WI 53202 (414) 488-7300	Andrew M. Tucker Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW. Suite 900 Washington, D.C. 20001 (202) 689-2800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

AIRO Group, Inc. is filing this Amendment No. 8 to its registration statement on Form S-4 (File No. 333-272402) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this amendment consists only of the cover page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers

Cayman Islands Companies Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 21. Exhibits and Financial Statements Schedules

A.	(a) Exhibits.

Exhibit No.	Description
2.1	Business Combination Agreement, by, between, and among Kernel Group Holdings, Inc., AIRO Group, Inc., Kernel Merger Sub, Inc., AIRO Merger Sub, Inc., VKSS Capital LLC, Dr. Chirinjeev Kathuria, and AIRO Group Holdings, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39983), filed March 6, 2023
2.2	Purchase Agreement, by, between, and among VKSS Capital, LLC, Kernel Group Holdings, Inc., and Kernel Capital Holdings, LLC, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39983), filed January 3, 2023
2.3	First Amendment to Business Combination Agreement, dated as of August 29, 2023, by and among Kernel Group Holdings, Inc., AIRO Group, Inc., Kernel Merger Sub, Inc., AIRO Merger Sub, Inc., VKSS Capital, LLC, Seller Representative, and AIRO Group Holdings, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39983), filed August 30, 2023
2.4	Second Amendment to Business Combination Agreement, dated as of January 16, 2024, by and among Kernel Group Holdings, Inc., AIRO Group, Inc., Kernel Merger Sub, Inc., AIRO Merger Sub, Inc., VKSS Capital, LLC, Seller Representative, and AIRO Group Holdings, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39983), filed January 16, 2024
2.5	Third Amendment to Business Combination Agreement, dated as of February 5, 2024, by and among Kernel Group Holdings, Inc., AIRO Group, Inc., Kernel Merger Sub, Inc., AIRO Merger Sub, Inc., VKSS Capital, LLC, Seller Representative, and AIRO Group Holdings, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39983), filed February 6, 2024
2.6	Fourth Amendment to Business Combination Agreement, dated as of June 24, 2024, by and among Kernel Group Holdings, Inc., AIRO Group, Inc., Kernel Merger Sub, Inc., AIRO Merger Sub, Inc., VKSS Capital, LLC, Seller Representative, and AIRO Group Holdings, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39983), filed June 25, 2024
3.1	Amended and Restated Memorandum and Articles of Association, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-39983), filed February 5, 2021
3.2	Amendment to the Amended and Restated Articles of Association of the Company dated August 3, 2023, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-39983), filed August 4, 2023
3.3	Amendment to the Amended and Restated Articles of Association of the Company dated February 1, 2024, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-39983), filed February 6, 2024
4.1	Specimen Unit Certificate, incorporated by reference to Exhibit 4.1 to the First Amendment to the Registration Statement on Form S-1/A (File No. 001-39983), filed January 26, 2021
4.2	Specimen Class A Ordinary Share Certificate, incorporated by reference to Exhibit 4.2 to the First Amendment to the Registration Statement on Form S-1/A (File No. 001-39983), filed January 26, 2021
4.3	Specimen Warrant Certificate, incorporated by reference to Exhibit 4.3 to the First Amendment to the Registration Statement on Form S-1/A (File No. 001-39983), filed January 26, 2021
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-39983), filed February 5, 2021
4.5	Description of Securities, incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K (File No. 001-39983), filed March 31, 2022
4.6	Promissory Note, dated as of November 19, 2020, between the Registrant and the Sponsor, incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 001-39983), filed January 14, 2021
4.7	Specimen ParentCo Common Stock*
4.8	Specimen ParentCo Warrant*
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP*
8.1	Tax Opinion of Nelson Mullins Riley & Scarborough LLP
10.1	Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39983), filed February 5, 2021
10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-39983), filed February 5, 2021
10.3	Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-39983), filed February 5, 2021
10.4	Letter Agreement between the Registrant, the Sponsor and each director, executive officer and advisor of the Registrant, incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-39983), filed February 5, 2021
10.5	Administrative Services Agreement between the Registrant and the Sponsor, incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-39983), filed January 26, 2021

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10.6	Form of Indemnity Agreement, incorporated by reference to Exhibit 10.4 to the First Amendment to the Registration Statement on Form S-1/A (File No. 001-39983), filed January 26, 2021
10.7	Securities Subscription Agreement, dated November 19, 2020, between the Registrant and the Sponsor, incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (File No. 001-39983), filed January 14, 2021
10.8	Forward Purchase Agreement, dated February 28, 2023, incorporated by reference to Exhibit 10.1 to Kernel Group Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39983), filed March 6, 2023
10.9	Agreement and Plan of Merger by and among AIRO Group Holdings, Inc., Agile Defense, and certain other parties thereto, dated as of October 6, 2021, as amended †, incorporated by reference to Exhibit 10.9 to Form S-4/A (File No. 333-272402), filed June 30, 2023
10.10	Agreement and Plan of Merger by and among AIRO Group Holdings, Inc., AIRO Drone, and certain other parties thereto, dated as of October 6, 2021, as amended†, incorporated by reference to Exhibit 10.10 to Form S-4/A (File No. 333-272402), filed June 30, 2023
10.11	Agreement and Plan of Merger by and among AIRO Group Holdings, Inc., Jaunt, and certain other parties thereto, dated as of October 6, 2021, as amended†, incorporated by reference to Exhibit 10.11 to Form S-4/A (File No. 333-272402), filed June 30, 2023
10.12	Equity Purchase Agreement by and among AIRO Group Holdings, Inc., Sky-Watch A/S, and certain other parties thereto, dated as of October 6, 2021, as amended†, incorporated by reference to Exhibit 10.12 to Form S-4/A (File No. 333-272402), filed June 30, 2023
10.13	Agreement and Plan of Merger by and among AIRO Group Holdings, Inc., Aspen, and certain other parties thereto, dated as of October 6, 2021, as amended†, incorporated by reference to Exhibit 10.13 to Form S-4/A (File No. 333-272402), filed June 30, 2023
10.14	Agreement and Plan of Merger by and among AIRO Group Holdings, Inc., Coastal Defense, and certain other parties thereto, dated as of October 6, 2021, as amended†, incorporated by reference to Exhibit 10.14 to Form S-4/A (File No. 333-272402), filed June 30, 2023
10.15	Engagement Letter by and between KippsDeSanto & Co. and Aspen Avionics, Inc., dated August 7, 2018, as amended+, incorporated by reference to Exhibit 10.15 to Form S-4/A (File No. 333-272402), filed June 30, 2023
10.16	Success Fee Agreement by and between AIRO Group Holdings, Inc. and New Generation Aerospace, Inc. dated as of June 7, 2022, incorporated by reference to Exhibit 10.16 to Form S-4/A (File No. 333-272402), filed June 30, 2023
10.17	Form of Director and Officer Indemnification Agreement*
10.18	2023 Stock option and Incentive Plan, incorporated by reference to Exhibit 10.18 to Form S-4/A (File No. 333-272402), filed June 30, 2023
10.19	Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.19 to Form S-4/A (File No. 333-272402), filed June 30, 2023
10.20	Amendment No. 2 to Investment Management Trust Agreement dated August 3, 2023 by and between Kernel Group Holdings, Inc. and Continental Stock Transfer and Trust Company, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39983), filed August 4, 2023.
10.21	Amendment No. 3 to Investment Management Trust Agreement dated February 1, 2024 by and between Kernel Group Holdings, Inc. and Continental Stock Transfer and Trust Company, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39983), filed February 6, 2024.
21.1	List of subsidiaries, incorporated by reference to Exhibit 21.1 to Form S-4/A (File No. 333-272402), filed June 30, 2023
23.1	Consent of WithumSmith+Brown, PC***
23.2	Consent of BPM LLP***
23.3	Consent of Nelson Mullins Riley & Scarborough LLP (included on Exhibit 5.1)*
24.1	Power of Attorney (included on signature page to Form S-4/A (File No. 333-272402), filed June 30, 2023).
99.1	Consent of Joseph D. Burns to be Named as a Director Nominee***
99.2	Consent of John Uczekaj to be Named as a Director Nominee***
99.3	Consent of Chirinjeev Kathuria to be Named as a Director Nominee***
99.4	Consent of John M. Belcher to be Named as a Director Nominee***
99.6	Consent of Gregory D. Winfree to be Named as a Director Nominee***
99.7	Consent of Donald Fell to be Named as a Director Nominee***
99.8	Consent of The Mentor Group***
107	Filing Fee Table***

* filed herewith
** to be filed by amendment
*** previously filed

† The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule, or exhibit to the SEC upon request.

+ As permitted by Regulation S-K, Item 601(b)(10)(iv) of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document. The Registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

Item 22. Undertakings

11.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

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(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(g)	That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(h)	That, every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(j)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 8th day of July, 2024.

AIRO GROUP, INC.

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Surendra Ajjarapu	President
Surendra Ajjarapu	(Principal Executive Officer)	July 8, 2024

/s/ Howard Doss	Chief Financial Officer	July 8, 2024
Howard Doss	(Principal Financial and Accounting Officer)

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